                                                                    Exhibit 20.3

                                     UCFC
                               UCFC Loan Trust
                                Series 1996-A

                       Statement To Certificateholders



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Distribution Date:                    June 17, 1996
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LOAN GROUP 1 PRINCIPAL BALANCE:                    317,924,484.90
TOTAL PRINCIPAL:                                     3,084,262.47
PREPAYMENTS:                                         2,542,835.21
NET LIQUIDATION PROCEEDS:                                    0.00
TOTAL INTEREST:                                      1,751,888.75

LOAN GROUP 2 PRINCIPAL BALANCE:                     98,109,271.89
TOTAL PRINCIPAL:                                       575,564.87
PREPAYMENTS:                                           433,425.82
NET LIQUIDATION PROCEEDS:                                    0.00
TOTAL INTEREST:                                        503,604.48


CLASS A-1 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                              0.00





SUBSTITUTION AMOUNTS GROUP 1:                                0.00
LOAN PURCHASE PRICES GROUP 1:                                0.00

SUBSTITUTION AMOUNTS GROUP 2:                                0.00
LOAN PURCHASE PRICES GROUP 2:                                0.00




RESERVE ACCOUNT BALANCE:                            15,709,471.78

INSURED PAYMENT GROUP 1:                                     0.00
INSURED PAYMENT GROUP 2:                                     0.00


SERVICING FEES DUE GROUP 1:                            133,753.64
SERVICING FEES DUE GROUP 2:                             42,489.30


GUARANTEE FEES DUE GROUP 1:                                  0.00
GUARANTEE FEES DUE GROUP 2:                                  0.00

                                     UCFC
                               UCFC Loan Trust
                                Series 1996-A

                       Statement To Certificateholders



- - -----------------------------------------------------------------------------------------------------------------------------------
Distribution Date:                    June 17, 1996
- - -----------------------------------------------------------------------------------------------------------------------------------
NET REALIZED LOSSES GROUP 1:                       0.00
NET REALIZED LOSSES GROUP 2:                       0.00


CUMULATIVE RESERVE ACCOUNT WITHDRAWALS:            0.00

SUBORDINATED AMOUNT:                               0.00




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DELINQUENT AND                                                                                                       LOANS
FORECLOSURE LOAN                                 30 TO 59           60 TO 89          90 AND OVER                      IN
INFORMATION                                        DAYS               DAYS               DAYS                     FORECLOSURE
- - -----------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1                     3,598,019.54       1,206,527.01           0.00                      0.00
NUMBER OF LOANS                                           74                 24              0                         0
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PRINCIPAL BALANCE - GROUP 2                       710,714.78         421,632.23           0.00                      0.00
NUMBER OF LOANS                                            8                  3              0                         0
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AGGREGATE PRINCIPAL BALANCE                     4,308,734.32       1,628,159.24           0.00                      0.00
AGGREGATE NUMBER OF LOANS                                 82                 27              0                         0
Note: Quantity and Principal Balance of Foreclosures are Included in the Delinquency Figures.
- - -----------------------------------------------------------------------------------------------------------------------------------



LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                       9
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:         573,264.78

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                       0
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:               0.00




REO LOANS - GROUP 1:                                                           0
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                                   0.00

REO LOANS - GROUP 2:                                                           0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                                   0.00




BOOK VALUE OF REO PROPERTY:                                                 0.00
REO PROCEEDS:                                                               0.00

REO PROPERTY MATTERS:                                   (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:                          (SEE ATTACHMENTS IF ANY)

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